UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2011

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 N. Sam Houston Parkway E., Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Helix Energy Solutions Group, Inc. (the “Company”) announced that it is publishing an updated Company presentation on its website today to be used in communications with investors as well as upcoming investor conferences.  The presentation includes updates to the Company’s current oil and gas production profile, debt position, liquidity profile, commodity hedging positions and the composition of planned 2011 capital expenditures.

The Company will make presentations to attendees at the Stephens Fall Investment Conference in New York, New York on Tuesday, November 15, 2011 at 1:00 pm Eastern Time; Jefferies Global Energy Conference in Houston, Texas on Thursday, December 1, 2011 at 3:30 pm Central Time and the Capital One Southcoast 6th Annual Energy Conference in New Orleans, Louisiana on Tuesday, December 6, 2011 at 9:00 am Central Time. Live audio feeds of the conference presentations and replays will be publicly available.  These materials may be accessed on the Investor Relations page of Helix’s website, www.HelixESG.com.

The press release announcing the presentations is attached hereto as Exhibit 99.1 and the presentation materials to be delivered at the conferences are attached hereto as Exhibit 99.2.   Each of the exhibits is incorporated by reference herein. The presentation materials have also been posted in the Presentations section under Investor Relations of Helix’s website, www.HelixESG.com.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Number                      Description

----------                      --------------

99.1	Press Release dated October 27, 2011 announcing upcoming conference presentations.

99.2	Materials to be presented at the conferences.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           October 27, 2011

            HELIX ENERGY SOLUTIONS GROUP, INC.

              By:              /s/ Anthony Tripodo
              Anthony Tripodo
              Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.                                Description

99.1	Press Release dated October 27, 2011 announcing upcoming conference presentations.

99.2	Materials to be presented at the conferences.